Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to Section 1350 of Chapter 63 of Title 18 of The United States Code

I, Nikhil M. Varty, the Chief Executive Officer of ServiceMaster Global Holdings, Inc., certify that (i) the Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of ServiceMaster Global Holdings, Inc.

cto
/s/ Nikhil M. Varty
Nikhil M. Varty
August 1, 2018